NEWS RELEASE
Media Contact:
Drew Prairie
AMD Communications
512-602-4425
drew.prairie@amd.com

Investor Contact:
Liz Stine
AMD Investor Relations
720-652-3965
liz.stine@amd.com

AMD Reports First Quarter 2025 Financial Results

SANTA CLARA, Calif. ― May 6, 2025 ― AMD (NASDAQ:AMD) today announced financial results for the first quarter of 2025. First quarter revenue was $7.4 billion, gross margin was 50%, operating income was $806 million, net income was $709 million and diluted earnings per share was $0.44. On a non-GAAP(*) basis, gross margin was 54%, operating income was $1.8 billion, net income was $1.6 billion and diluted earnings per share was $0.96.

“We delivered an outstanding start to 2025 as year-over-year growth accelerated for the fourth consecutive quarter driven by strength in our core businesses and expanding data center and AI momentum,” said Dr. Lisa Su, AMD chair and CEO. “Despite the dynamic macro and regulatory environment, our first quarter results and second quarter outlook highlight the strength of our differentiated product portfolio and consistent execution positioning us well for strong growth in 2025.”

“We grew first quarter revenue 36% year-over-year and delivered significant earnings leverage as our business gains scale,” said AMD EVP, CFO and Treasurer Jean Hu. “We continue to invest in R&D and go-to-market initiatives, positioning the company for long-term growth and value creation for our shareholders.”

GAAP Quarterly Financial Results

	Q1 2025	Q1 2024	Y/Y	Q4 2024	Q/Q
Revenue ($M)	$7,438	$5,473	Up 36%	$7,658	Down 3%
Gross profit ($M)	$3,736	$2,560	Up 46%	$3,882	Down 4%
Gross margin	50%	47%	Up 3 ppts	51%	Down 1 ppt
Operating expenses ($M)	$2,930	$2,524	Up 16%	$3,011	Down 3%
Operating income ($M)	$806	$36	Up 2,139%	$871	Down 7%
Operating margin	11%	1%	Up 10 ppts	11%	Flat
Net income ($M)	$709	$123	Up 476%	$482	Up 47%
Diluted earnings per share	$0.44	$0.07	Up 529%	$0.29	Up 52%

Non-GAAP(*) Quarterly Financial Results

	Q1 2025	Q1 2024	Y/Y	Q4 2024	Q/Q
Revenue ($M)	$7,438	$5,473	Up 36%	$7,658	Down 3%
Gross profit ($M)	$3,992	$2,861	Up 40%	$4,140	Down 4%
Gross margin	54%	52%	Up 2 ppts	54%	Flat
Operating expenses ($M)	$2,213	$1,728	Up 28%	$2,114	Up 5%
Operating income ($M)	$1,779	$1,133	Up 57%	$2,026	Down 12%
Operating margin	24%	21%	Up 3 ppts	26%	Down 2 ppts
Net income ($M)	$1,566	$1,013	Up 55%	$1,777	Down 12%
Diluted earnings per share	$0.96	$0.62	Up 55%	$1.09	Down 12%

Segment Summary
•Data Center segment revenue in the quarter was $3.7 billion, up 57% year-over-year primarily driven by growth in AMD EPYC™ CPU and AMD Instinct™ GPU sales.
•Client and Gaming segment revenue in the quarter was $2.9 billion, up 28% year-over-year. Client revenue was $2.3 billion, up 68% year-over-year primarily driven by strong demand for the latest “Zen 5” AMD Ryzen™ processors and a richer mix. Gaming revenue was $647 million, down 30% year-over-year primarily due to a decrease in semi-custom revenue.
•Embedded segment revenue in the quarter was $823 million, down 3% year-over-year as demand in end markets remained mixed.

Recent PR Highlights
•AMD closed the acquisition of ZT Systems, bringing together leadership systems and rack-level expertise with AMD GPU, CPU and networking silicon and open-source software to address the $500 billion data center AI accelerator opportunity in 2028.
•AMD expanded strategic partnerships aimed at delivering AMD AI solutions and continued to invest in enhancing developer tools and support:
◦AMD continues to deepen support for frontier AI models on AMD Instinct GPUs with AMD ROCm™ software, delivering day-zero support for the latest Meta AI Llama 4 models and Google Gemma 3 models.

◦AMD delivers leadership inference performance on DeepSeek-R1, leveraging continuous optimization of the ROCm software stack and the latest vLLM offerings.
◦Core42, G42’s digital infrastructure company, announced it is broadly deploying AMD Instinct GPU technology to establish one of France's most powerful AI compute facilities.
◦Dell Technologies announced the expansion of its AI for Telecom offering powered by AMD.
◦The Commissariat à l'énergie atomique et aux énergies alternatives (CEA) of France and AMD announced a collaboration to advance technologies, component and system architectures to shape the future of AI computing.
◦AMD, Jio Platforms Limited, Cisco and Nokia announced the formation of a new Open Telecom AI Platform that will offer AI-driven solutions to enhance efficiency, security and capabilities.
◦AMD announced support of the latest UALink 1.0 specification, an open, industry-standard, low-latency, high-bandwidth interconnect for scale-up AI.
•Leading hyperscalers continue expanding their deployments of AMD EPYC CPUs to power their internal infrastructure and public cloud offerings:
◦Oracle Cloud Infrastructure announced the OCI Compute E6 shapes, enabling impressive cost to performance improvements over its previous generation.
◦Google Cloud announced C4D and H4D virtual machines delivering leadership performance, scalability, and efficiency for demanding general purpose and HPC cloud workloads.
•AMD is delivering incredible gaming and content creation experiences with the latest AMD Ryzen and Radeon™ products and software:
◦New Radeon RX 9070 XT and RX 9070 graphics cards based on the AMD RDNA™ 4 graphics architecture offer gamers and creators a powerful blend of performance, visuals and value.
◦AMD FidelityFX™ Super Resolution 4 is an AI-accelerated frame generation technology that delivers incredible performance and image quality for gamers on the latest Radeon RX graphics cards.
◦AMD Ryzen 9 9950X3D and Ryzen 9 9900X3D processors leverage 2nd Gen AMD 3D V-Cache™ technology to deliver leadership performance and power efficiency.
•AMD expanded its portfolio for embedded markets:
◦New AMD EPYC Embedded 9005 Series processors deliver server-grade performance and energy efficiency combined with purpose-built features for networking, storage and industrial edge markets.

◦AMD Versal™ AI Edge XQRVE2302 adaptive SoCs are now available, bringing AI inferencing to space in a small form factor.
◦Napatech and Druid Software announced the availability of a high-performance, energy-efficient 5G core powered by the AMD Virtex™ UltraScale+™ XCVU5P FPGA.

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.
For the second quarter of 2025, AMD expects revenue to be approximately $7.4 billion, plus or minus $300 million. Non-GAAP gross margin is estimated to be 43% inclusive of approximately $800 million in charges for inventory and related reserves due to the new export controls as previously disclosed in AMD’s Current Report on Form 8-K filed on April 16, 2025. Excluding this charge, non-GAAP gross margin would be approximately 54%.

AMD Teleconference
AMD will hold a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its first quarter 2025 financial earnings results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (Unaudited)
	Three Months Ended
	March 29, 2025	December 28, 2024	March 30, 2024
GAAP gross profit	$3,736	$3,882	$2,560
GAAP gross margin	50%	51%	47%
Stock-based compensation	5	6	6
Amortization of acquisition-related intangibles	251	252	230
Inventory loss at contract manufacturer (2)	—	—	65
Non-GAAP gross profit	$3,992	$4,140	$2,861
Non-GAAP gross margin	54%	54%	52%

GAAP operating expenses (4)	$2,930	$3,011	$2,524
GAAP operating expenses/revenue %	39%	39%	46%
Stock-based compensation	359	333	365
Amortization of acquisition-related intangibles	316	332	392
Acquisition-related and other costs (1)	42	46	39
Restructuring charges (3)	—	186	—
Non-GAAP operating expenses (4)	$2,213	$2,114	$1,728
Non-GAAP operating expenses/revenue %	30%	28%	32%

GAAP operating income	$806	$871	$36
GAAP operating margin	11%	11%	1%
Stock-based compensation	364	339	371
Amortization of acquisition-related intangibles	567	584	622
Acquisition-related and other costs (1)	42	46	39
Inventory loss at contract manufacturer (2)	—	—	65
Restructuring charges (3)	—	186	—
Non-GAAP operating income	$1,779	$2,026	$1,133
Non-GAAP operating margin	24%	26%	21%

	Three Months Ended
	March 29, 2025		December 28, 2024		March 30, 2024
GAAP net income / earnings per share	$709	$0.44	$482	$0.29	$123	$0.07
(Gains) losses on equity investments, net	2	—	—	—	3	—
Stock-based compensation	364	0.22	339	0.21	371	0.23
Equity income in investee	(7)	—	(12)	(0.01)	(7)	—
Amortization of acquisition-related intangibles	567	0.35	584	0.36	622	0.38
Acquisition-related and other costs (1)	42	0.03	46	0.03	39	0.02
Inventory loss at contract manufacturer (2)	—	—	—	—	65	0.04
Restructuring charges (3)	—	—	186	0.11	—	—
Income tax provision	(111)	(0.08)	152	0.10	(203)	(0.12)
Non-GAAP net income / earnings per share	$1,566	$0.96	$1,777	$1.09	$1,013	$0.62

(1) Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments, certain compensation charges, contract termination costs and workforce rebalancing charges.
(2) Inventory loss at contract manufacturer is related to an incident at a third-party contract manufacturing facility.
(3) Restructuring charges are related to the 2024 Restructuring Plan which comprised of employee severance charges and non-cash asset impairments.
(4) Effective first quarter of 2025, licensing gain amounts were reclassified against Marketing, general and administrative expenses as the amounts were immaterial.

About AMD
For more than 55 years AMD has driven innovation in high-performance computing, graphics and visualization technologies. AMD employees are focused on building leadership high-performance and adaptive products that push the boundaries of what is possible. Billions of people, leading Fortune 500 businesses and cutting-edge scientific research institutions around the world rely on AMD technology daily to improve how they live, work and play. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, LinkedIn and X pages.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as, the features, functionality, performance, availability, timing and expected benefits of future AMD products; AMD’s ability to deliver strong growth in 2025 based on AMD’s differentiated product portfolio and consistent execution; AMD’s ability to position itself for long-term growth and value creation; potential benefits of the acquisition of ZT Systems, including the data center AI accelerator opportunity in 2028; AMD’s expected second quarter 2025 financial outlook, including revenue and non-GAAP gross margin; and the expected impact of the new export licensing requirement on AMD, including on its revenues, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: impact of government actions and regulations such as export regulations, tariffs and trade protection measures, and licensing requirements; Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; Nvidia’s dominance in the graphics processing unit market and its aggressive business practices; competitive markets in which AMD’s products are sold; the cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; AMD's ability to introduce products on a timely basis with expected features and performance levels; loss of a significant customer; economic and market uncertainty; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyberattacks; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software, memory and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; long-term impact of climate change on AMD’s business; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals related provisions and other laws or regulations; evolving expectations from governments, investors, customers and other stakeholders regarding corporate responsibility matters; issues related to the responsible use of AI; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes, the revolving credit agreement and the ZT Systems credit agreement; impact of acquisitions, joint ventures and/or strategic investments on AMD’s business and AMD’s ability to integrate acquired businesses, including ZT Systems; AMD’s ability to sell the ZT Systems manufacturing business; impact of any impairment of the combined company’s assets; political, legal and economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain qualified personnel; and AMD’s stock price volatility. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q.

(*)	In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses/revenue%, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2025, AMD used a non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments. AMD also provided adjusted EBITDA, free cash flow and free cash flow margin as supplemental non-GAAP measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. The non-GAAP financial measures disclosed in this earnings press release should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the data tables in this earnings press release. This earnings press release also contains forward-looking non-GAAP gross margin concerning AMD’s financial outlook, which is based on current expectations as of May 6, 2025, and assumptions and beliefs that involve numerous risks and uncertainties. Adjustments to arrive at the GAAP gross margin outlook typically include stock-based compensation, amortization of acquired intangible assets and acquisition-related and other costs. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control, therefore, a reconciliation to equivalent GAAP measures is not practicable at this time. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law.

©2025 Advanced Micro Devices, Inc. All rights reserved. AMD, the AMD Arrow logo, 3D V-Cache, Alveo, AMD Instinct, EPYC, FidelityFX, Kria, Radeon, Ryzen, Threadripper, Ultrascale+, Versal, Zynq, and combinations thereof, are trademarks of Advanced Micro Devices, Inc.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages) (Unaudited)

	Three Months Ended
	March 29, 2025	December 28, 2024	March 30, 2024
Net revenue	$7,438	$7,658	$5,473
Cost of sales	3,451	3,524	2,683
Amortization of acquisition-related intangibles	251	252	230
Total cost of sales	3,702	3,776	2,913
Gross profit	3,736	3,882	2,560
Gross margin	50%	51%	47%
Research and development	1,728	1,712	1,525
Marketing, general and administrative	886	781	607
Amortization of acquisition-related intangibles	316	332	392
Restructuring charges	—	186	—
Total operating expenses	2,930	3,011	2,524
Operating income	806	871	36
Interest expense	(20)	(19)	(25)
Other income (expense), net	39	37	53
Income before income taxes and equity income	825	889	64
Income tax provision (benefit)	123	419	(52)
Equity income in investee	7	12	7
Net income	$709	$482	$123
Earnings per share
Basic	$0.44	$0.30	$0.08
Diluted	$0.44	$0.29	$0.07
Shares used in per share calculation
Basic	1,620	1,623	1,617
Diluted	1,626	1,634	1,639

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	March 29, 2025	December 28, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,049	$3,787
Short-term investments	1,261	1,345
Accounts receivable, net	5,443	6,192
Inventories	6,416	5,734
Prepaid expenses and other current assets	2,426	1,991
Total current assets	21,595	19,049
Property and equipment, net	1,921	1,802
Goodwill	24,839	24,839
Acquisition-related intangibles, net	18,363	18,930
Deferred tax assets	845	688
Other non-current assets	3,987	3,918
Total Assets	$71,550	$69,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,206	$2,466
Accrued liabilities	3,876	4,260
Short-term borrowings	947	—
Other current liabilities	674	555
Total current liabilities	7,703	7,281
Long-term debt	3,217	1,721
Long-term operating lease liabilities	567	491
Deferred tax liabilities	343	349
Other long-term liabilities	1,839	1,816

Stockholders' equity:
Capital stock:
Common stock, par value $0.01	17	17
Additional paid-in capital	61,730	61,362
Treasury stock, at cost	(6,899)	(6,106)
Retained earnings	3,073	2,364
Accumulated other comprehensive loss	(40)	(69)
Total stockholders' equity	57,881	57,568
Total Liabilities and Stockholders' Equity	$71,550	$69,226

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions) (Unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net income	$709	$123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	175	162
Amortization of acquisition-related intangibles	567	622
Stock-based compensation	364	371
Deferred income taxes	(167)	(66)
Inventory loss at contract manufacturer	—	65
Other	39	4
Changes in operating assets and liabilities:
Accounts receivable, net	748	913
Inventories	(682)	(368)
Prepaid expenses and other assets	(237)	(919)
Accounts payable	(289)	(561)
Accrued and other liabilities	(288)	175
Net cash provided by operating activities	939	521
Cash flows from investing activities:
Purchases of property and equipment	(212)	(142)
Purchases of short-term investments	(304)	(433)
Proceeds from maturity of short-term investments	365	441
Proceeds from sale of short-term investments	33	2
Purchases of strategic investments	(239)	(4)
Other	—	1
Net cash used in investing activities	(357)	(135)
Cash flows from financing activities:
Proceeds from long-term debt issuance, net of issuance costs	1,494	—
Proceeds from commercial paper issuance, net of discount	947	—
Proceeds from sales of common stock through employee equity plans	4	5
Repurchases of common stock	(749)	(4)
Stock repurchases for tax withholding on employee equity plans	(30)	(129)
Other	—	(1)
Net cash provided by (used in) financing activities	1,666	(129)
Net increase in cash, cash equivalents and restricted cash	2,248	257
Cash, cash equivalents and restricted cash at beginning of period	3,811	3,933
Cash, cash equivalents and restricted cash at end of period	$6,059	$4,190

ADVANCED MICRO DEVICES, INC.
SELECTED CORPORATE DATA
(Millions) (Unaudited)

	Three Months Ended
	March 29, 2025	December 28, 2024	March 30, 2024
Segment and Disaggregated Revenue Information(1)
Net Revenue:
Data Center Segment	$3,674	$3,859	$2,337
Client and Gaming Segment
Client	2,294	2,313	1,368
Gaming	647	563	922
Total Client and Gaming	2,941	2,876	2,290
Embedded Segment	823	923	846
Total net revenue	$7,438	$7,658	$5,473

Operating Income (Loss):
Data Center Segment	$932	$1,157	$541
Client and Gaming Segment	496	496	237
Embedded Segment	328	362	342
All other	(950)	(1,144)	(1,084)
Total operating income	$806	$871	$36

Other Data
Capital expenditures	$212	$208	$142
Adjusted EBITDA (2)	$1,954	$2,212	$1,295
Cash, cash equivalents and short-term investments	$7,310	$5,132	$6,035
Free cash flow (3)	$727	$1,091	$379
Total assets	$71,550	$69,226	$67,895
Total debt	$4,164	$1,721	$2,468

(1) The Company operates as three operating segments, Data Center, Client and Gaming, and Embedded segments.

The Data Center segment primarily includes Artificial Intelligence (AI) accelerators, server microprocessors (CPUs), graphics processing units (GPUs), accelerated processing units (APUs), data processing units (DPUs), Field Programmable Gate Arrays (FPGAs), Smart Network Interface Cards (SmartNICs) and Adaptive System-on-Chip (SoC) products for data centers.

The Client and Gaming segment primarily includes CPUs, APUs, and chipsets for desktops and notebooks, and discrete GPUs, semi-custom SoC products and development services.

The Embedded segment primarily includes embedded CPUs, GPUs, APUs, FPGAs, System on Modules (SOMs), and Adaptive SoC products.

From time to time, the Company may also sell or license portions of its IP portfolio.

All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments, such as amortization of acquisition-related intangibles, employee stock-based compensation expense, acquisition-related and other costs, inventory loss at contract manufacturer and restructuring charges.

(2)	Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three Months Ended
(Millions) (Unaudited)	March 29, 2025	December 28, 2024	March 30, 2024
GAAP net income	$709	$482	$123
Interest expense	20	19	25
Other (income) expense, net	(39)	(37)	(53)
Income tax provision (benefit)	123	419	(52)
Equity income in investee	(7)	(12)	(7)
Stock-based compensation	364	339	371
Depreciation and amortization	175	186	162
Amortization of acquisition-related intangibles	567	584	622
Inventory loss at contract manufacturer	—	—	65
Acquisition-related and other costs	42	46	39
Restructuring charges	—	186	—
Adjusted EBITDA	$1,954	$2,212	$1,295

The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting GAAP net income for interest expense, other (income) expense, net, income tax provision (benefit), equity income in investee, stock-based compensation, depreciation and amortization expense, amortization of acquisition-related intangibles, inventory loss at contract manufacturer, acquisition-related and other costs, and restructuring charges. The Company calculates and presents Adjusted EBITDA because management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities that can affect cash flows.

(3)	Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
(Millions except percentages) (Unaudited)	March 29, 2025	December 28, 2024	March 30, 2024
GAAP net cash provided by operating activities	$939	$1,299	$521
Operating cash flow margin %	13%	17%	10%
Purchases of property and equipment	(212)	(208)	(142)
Free cash flow	$727	$1,091	$379
Free cash flow margin %	10%	14%	7%

The Company also presents free cash flow as a supplemental Non-GAAP measure of its performance. Free cash flow is determined by adjusting GAAP net cash provided by operating activities for capital expenditures, and free cash flow margin % is free cash flow expressed as a percentage of the Company's net revenue. The Company calculates and communicates free cash flow in the financial earnings press release because management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.